Exhibit 23.2

                    RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                       (Formerly Stefanou & Company, LLP)
                          CERTIFIED PUBLIC ACCOUNTANTS
                                1360 Beverly Road
                                    Suite 305
                              McLean, VA 22101-3621
                                  703-448-9200
                               703-448-3515 (fax)

                                                            Philadelphia, PA


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To: Majestic Safe-T-Products, Ltd.

As independent certified public accountants, we hereby consent to the use in this Registration Statement on Form SB-2, of our report, which includes an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern, dated February 14, 2002, on our audits of the financial statements of Majestic Safe-T-Products, Ltd. and to the reference to our Firm under the caption "Experts" appearing in the Prospectus.


                                 /s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                                     (Formerly Stefanou & Company, LLP)
                                 RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP

McLean, Virginia
November 11, 2002